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                                                                     EXHIBIT 5.1


                                 August 7, 1998



Hastings Entertainment, Inc.
3601 Plains Blvd., Suite #1
Amarillo, Texas  79102

       Re: Registration of 2,403,025 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel for Hastings Entertainment, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 2,403,025 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be offered pursuant to the Hastings 1994 Stock Option Plan, Hastings 1991 Stock Option Plan, Amended 1996 Incentive Stock Plan, Chief Executive Officer Stock Option Plan, Hastings Books, Music & Video, Inc. Management Stock Purchase Plan, Hastings Entertainment, Inc. 1996 Stock Option Plan for Outside Directors and Hastings Entertainment, Inc. 1998 Stock Grant Plan for Outside Directors (the "Plans").

       Based upon our examination of such documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

              Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or restricted stock under the Plans, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option granted under or issued upon the awarding of any restricted stock under, the Plans will upon issuance be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.
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Hastings Entertainment, Inc.
August 7, 1998
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       We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act, of 2,403,025 shares of Common Stock of the Company covered by the Plans. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.


                                           Very truly yours,

                                           LOCKE PURNELL RAIN HARRELL
                                           (A Professional Corporation)


                                           By:   /s/  Kent Jamison
                                              ----------------------------------
                                                      Kent Jamison